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                                                                    Exhibit 99.3

                                                                       Exhibit I

                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards


March 29, 2002


As of and for the year ended December 31, 2001, The CIT Group/Sales Financing, Inc. (the "Company"), a wholly owned subsidiary of CIT Group Inc., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").


As of and for this same period, CIT Group Inc. had in effect a financial institution bond and computer crime policy, excess crime policy and errors and omissions policy in the amounts of $60mm, $120mm and $25mm, respectively.




/s/ Thomas B. Hallman
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Thomas B. Hallman
President & Chief Executive Officer
The CIT Group/Sales Financing, Inc.


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/s/ Kenneth P. Reynolds
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Kenneth P. Reynolds
Senior Vice President, Treasurer and Controller
The CIT Group/Sales Financing, Inc.


/s/ Frank Garcia
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Frank Garcia
Senior Vice President
The CIT Group/Sales Financing, Inc.